Exhibit 99.1

PILGRIM'S PRIDE CORPORATION
REPORTS EARNINGS AND NET SALES
FOR FIRST QUARTER FISCAL 2006

PITTSBURG, Texas, Jan. 23, 2006 - Pilgrim's Pride Corporation (NYSE: PPC) today reported net income of $25.7 million, or $0.39 per share, for the first fiscal quarter ended December 31, 2005, a decrease of $22.8 million, or $0.34 per share, compared with net income of $48.5 million, or $0.73 per share, in the first quarter of fiscal 2005. The Company also reported net sales for the first quarter of fiscal 2006 of $1.34 billion, a decrease of $0.03 billion, compared with net sales of $1.37 billion for the same period last year.

“We delivered a solid performance in the first quarter, resulting in our second best first fiscal quarter in our Company’s public history dating back to 1986.  This quarter reflected continued growth in our prepared food business and stable input costs as feed ingredient costs have remained in prior year ranges." said O.B. Goolsby, President and Chief Executive Officer of Pilgrim's Pride Corporation.  “When compared to the same period last year, our Mexico operations suffered as the traditional bump we see during the Christmas holiday season did not live up to typical patterns.  Also, higher energy related costs and lower sales prices, primarily for chicken leg quarters in our U.S. operations, negatively impacted our performance in the quarter versus the same period last year and fourth quarter of fiscal 2005, respectively.” Goolsby concluded.

Conference Call Information
A conference call to discuss the Company's first quarter results will be held at 10:00 a.m. CST (11:00 a.m. EST) on January 23, 2006. To listen live via telephone, call 800-391-2548, verbal pass code Pilgrim’s Pride or VG495227. The call will also be webcast live on the Internet at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=68228&eventID=1189714 (Please copy and paste the link into the browser).

Additionally, the Company has posted a slide presentation on its website at http://www.pilgrimspride.com, which may be viewed by listeners in connection with today’s conference call. The webcast will be available for replay within two hours of the conclusion of the call. A telephone replay will be available beginning at 2:00 p.m. CST on January 23 through January 30 at 800-355-2355 pass code 495227#.

Pilgrim's Pride Corporation is the second-largest chicken producer in the United States and Mexico and the largest chicken producer in Puerto Rico. Pilgrim's Pride employs more than 40,000 people and has major operations in Texas, Alabama, Arkansas, Georgia, Kentucky, Louisiana, North Carolina, Pennsylvania, Tennessee, Virginia, West Virginia, Mexico and Puerto Rico, with other facilities in Arizona, California, Florida, Iowa, Mississippi and Utah.

Pilgrim's Pride products are sold to foodservice, retail and frozen entree customers. The Company's primary distribution is through retailers, foodservice distributors and restaurants throughout the United States and Puerto Rico and in the Northern and Central regions of Mexico. For more information, please visit www.pilgrimspride.com.

Foreword-Looking Statements:

Statements contained in this press release that state the intentions, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim's Pride Corporation and its management are forward-looking statements. It is important to note that the actual results could differ materially from those projected in such forward-looking statements.  Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally, including fluctuations in the commodity prices of feed ingredients, chicken and turkey; additional outbreaks of avian influenza or other diseases, either in our own flocks or elsewhere, affecting our ability to conduct our operations and/or demand for our poultry products; contamination of our products, which has recently and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; changes in laws or regulations affecting our operations or the application thereof; competitive factors and pricing pressures or the loss of one or more of our largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; management of our cash resources, particularly in light of our leverage, and restrictions imposed by and as a result of, our leverage; and the impact of uncertainties of litigation as well as other risks described under "Risk Factors" in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim's Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information contact:
Kathy Costner
                  Pilgrim's Pride Corporation
                  (903) 434-1430

PILGRIM'S PRIDE CORPORATION
News Release
January 23, 2006

PILGRIM'S PRIDE CORPORATION
Consolidated Statements of Income
(Unaudited)
[In thousands, except share and per share amounts]

Three Months Ended	December 31, 2005	January 1, 2005
Net Sales	$1,343,812	$1,368,247
Costs and Expenses
Cost of sales	1,225,412	1,212,836
Selling, general and administrative	72,202	64,396
	1,297,614	1,277,232
Operating Income	46,198	91,015

Other Expense (Income):
Interest expense, net	12,394	12,224
Interest income	(3,946)	(943)
Foreign exchange (gain)	(620)	(103)
Miscellaneous, net	1,730	(1,015)
Total other expenses, net	9,558	11,106

Income before income taxes	36,640	79,909
Income tax expense	10,962	31,400
Net Income	$25,678	$48,509

Net income per common share
-basic and diluted	$0.39	$0.73
Dividends declared per common share	$1.0225	$0.015
Weighted average shares outstanding	66,555,733	66,555,733

PILGRIM'S PRIDE CORPORATION
News Release
January 23, 2006

PILGRIM'S PRIDE CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)
[In thousands]

	December 31, 2005	October 1, 2005
ASSETS
Cash and Cash Equivalents	$170,276	$132,567
Other current assets	899,958	866,848
Total Current Assets	1,070,234	999,415
Investments in Available for Sale Securities	268,975	304,593
Other Assets	56,948	53,798
Property, Plant and Equipment, net	1,166,962	1,154,097

Total Assets	$2,563,119	$2,511,903

LIABILITIES AND STOCKHOLDERS' EQUITY
Current maturities of long-term debt	$8,658	$8,603
Other current liabilities	689,854	586,211
Total Current Liabilities	698,512	594,814
Long-Term Debt, Less Current Maturities	508,516	518,863
Deferred Income Taxes	173,232	173,232
Minority Interest in Subsidiary	1,729	1,396
Total Stockholders' Equity	1,181,130	1,223,598

Total Liabilities and Stockholders’ Equity	$2,563,119	$2,511,903

PILGRIM'S PRIDE CORPORATION
News Release
January 23, 2006

Selected Financial Information
(Unaudited)
(In thousands)

Note: “EBITDA” is defined as net income before interest, income taxes, and depreciation and amortization. EBITDA is presented because it is used by us and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of Generally Accepted Accounting Principles (GAAP) results, to compare the performance of companies. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP.

EBITDA is calculated as follows:

Three Months Ended	December 31, 2005	January 1, 2005
Net Income	$25,678	$48,509
Add:
Income tax expense	10,962	31,400
Interest expense, net	8,448	12,224
Depreciation and amortization	30,348	30,065
Minus:
Amortization of capitalized financing costs	581	570

EBITDA	$74,855	$121,628

Capital expenditures	$43,866	$24,160